EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, in his or her capacity as an officer of Ministry Partners Investment Corporation, (the "Company") that, to his or her knowledge, this Annual Report on Form 10-KSB/A (Amendment No. 1) for the period ended December 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

Date: May 5, 2008	By: /s/ Billy M. Dodson
Billy M. Dodson,
President

Date: May 5, 2008	By: /s/ Susan B. Reilly
Susan B. Reilly,
Principal Accounting Officer